Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

 Solid Third-Quarter 2009 Results

(Houston — November 5, 2009) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $122 million, or $0.65 per diluted limited partner unit, for the third quarter of 2009 as compared to net income for the third quarter of 2008 of $206 million, or $1.41 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $242 million for the third quarter of 2009, compared with EBITDA of $310 million for the third quarter of 2008.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s third-quarter 2009 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $114 million, $0.59 and $234 million, respectively, as compared to third-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA of $119 million, $0.71 and $223 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“Plains All American has been very active and productive in the four months since the end of the second quarter” said Greg L. Armstrong, Chairman & CEO of Plains All American.  “We delivered operating and financial results at the high end of guidance, acquired the remaining 50% interest in PAA Natural Gas Storage (PNGS), raised over $1.2 billion in the capital markets at very attractive rates and increased our annualized distribution by 6 cents or 1.7% to $3.68 per unit.  We also ended the third quarter with a solid balance sheet and over $1.6 billion of available committed liquidity, of which approximately $260 million was used in early October to prepay our 7.125% senior notes.”

For the first nine months of 2009, the Partnership reported net income of $469 million, or $2.82 per diluted limited partner unit, as compared to net income for the first nine months of 2008 of $339 million, or $2.08 per diluted limited partner unit. The Partnership reported EBITDA of $808 million for the first nine months of 2009, compared with EBITDA of $639 million for the first nine months of 2008. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted

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EBITDA for the first nine months of 2009 were $406 million, $2.33 and $745 million, respectively. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2008 were $352 million, $2.19 and $652 million, respectively.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Selected items impacting comparability
Equity compensation charge (1)	$(12)	$(3)	$(36)	$(23)
Inventory valuation adjustments net of gains and (losses) from related derivative activities (2)	—	4	24	4
Gains/(losses) from other derivative activities (2) (3)	11	94	54	3
Gains on acquisition-related foreign currency and linefill hedges	—	—	—	11
Net gain on purchase of remaining 50% interest in PNGS	9	—	9	—
Net gain/(loss) on foreign currency revaluation	—	(8)	12	(8)
Selected items impacting comparability	8	87	63	(13)
Less: GP 2% portion of selected items impacting comparability	—	(2)	(1)	—
LP 98% portion of selected items impacting comparability	$8	$85	$62	$(13)

Impact to basic net income per limited partner unit	$0.06	$0.70	$0.49	$(0.11)

Impact to diluted net income per limited partner unit	$0.06	$0.70	$0.49	$(0.11)

(1)                           The equity compensation charge for the three and nine months ended September 30, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $4 million and $1 million for the three months ended September 30, 2009 and 2008, respectively, and approximately $11 million and $3 million for the nine months ended September 30, 2009 and 2008, respectively.

(2)                           Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains and (losses) from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)                           Gains and losses from other derivative activities for the nine months ended September 30, 2009 includes losses of approximately $1 million related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit.

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The following tables present certain selected financial information by segment for the third-quarter and first nine months reporting periods (amounts in millions):

	Three Months Ended			Three Months Ended
	September 30, 2009			September 30, 2008
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$250	$97	$4,645	$242	$69	$8,676
Purchases and related costs (1)	(15)	(1)	(4,534)	(23)	—	(8,471)
Field operating costs (excluding equity compensation benefit/charge) (1)	(86)	(32)	(45)	(86)	(27)	(50)
Equity compensation benefit/(charge) - operations	(2)	—	—	1	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(7)	(17)	(14)	(5)	(16)
Equity compensation charge - general and administrative	(6)	(3)	(5)	(2)	(1)	(1)
Equity earnings in unconsolidated entities	2	3	—	1	3	—
Reported segment profit	$129	$57	$44	$119	$39	$138

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	6	2	4	1	1	1
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	—	—	—	(4)
(Gains)/losses from other derivative activities (4)	—	—	(11)	—	—	(94)
Net loss on foreign currency revaluation	—	—	—	—	—	8
Subtotal	6	2	(7)	1	1	(89)
Segment profit excluding selected items impacting comparability	$135	$59	$37	$120	$40	$49

Maintenance capital	$9	$2	$1	$13	$5	$1

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$714	$259	$11,877	$680	$194	$24,594
Purchases and related costs (1)	(47)	(1)	(11,389)	(68)	—	(24,211)
Field operating costs (excluding equity compensation charge) (1)	(249)	(85)	(139)	(246)	(76)	(135)
Equity compensation charge - operations	(6)	(1)	(1)	(1)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(45)	(18)	(51)	(42)	(13)	(49)
Equity compensation charge - general and administrative	(17)	(7)	(15)	(12)	(5)	(9)
Equity earnings in unconsolidated entities	5	8	—	4	7	—
Reported segment profit	$355	$155	$282	$315	$107	$190

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	18	6	12	12	4	7
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	(24)	—	—	(4)
(Gains)/losses from other derivative activities (4) (5)	—	—	(55)	—	—	(3)
Net (gain)/loss on foreign currency revaluation	—	—	(12)	—	—	8
Subtotal	18	6	(79)	12	4	8
Segment profit excluding selected items impacting comparability	$373	$161	$203	$327	$111	$198

Maintenance capital	$40	$11	$5	$38	$15	$3

(1)	Includes intersegment amounts.
(2)

Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)

The equity compensation charge for the three and nine months ended September 30, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $4 million and $1 million for the three months ended September 30, 2009 and 2008, respectively, and approximately $11 million and $3 million for the nine months ended September 30, 2009 and 2008, respectively.

(4)

Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(5)

Gains and losses from other derivative activities for the nine months ended September 30, 2009 includes losses of approximately $1 million related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the third quarter of 2009 increased 13% over corresponding 2008 results primarily due to higher average pipeline tariffs and increased pipeline loss allowance revenue.

Adjusted segment profit for the Facilities segment for the third quarter of 2009 increased 48% over comparable 2008 results principally due to capacity increases from  recently completed capital projects, recent acquisitions, including the PNGS acquisition, and higher average lease rates at various facilities.

Adjusted segment profit for the Marketing segment for the third quarter of 2009 decreased 25% from comparable 2008 results.  This decrease is due to a number of factors including declines in margins due to tighter crude oil quality differentials and lower LPG margins, partially offset by a favorable contango market and lower operating costs.

The Partnership’s basic weighted average units outstanding for the third quarter of 2009 totaled 130 million (131 million diluted) as compared to 128 million (129 million diluted) in last year’s third quarter. At September 30, 2009, the Partnership had approximately 136.1 million units outstanding, long-term debt of approximately $4.1 billion ($437 million of which supports hedged inventory) and an adjusted long-term debt-to-total capitalization ratio of 47%.

The Partnership has declared a quarterly distribution of $0.92 per unit ($3.68 per unit on an annualized basis) payable November 13, 2009 on its outstanding limited partner units.  This distribution represents an increase of 3.1% over the quarterly distribution paid in November 2008 and an increase of 1.7% from the August 2009 distribution level.

Prior to its November 5th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth quarter 2009, and preliminary 2010 guidance. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of net income to EBITDA and EBITDA to cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, November 5, 2009 to discuss the following items:

1.               The Partnership’s third-quarter 2009 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the fourth quarter 2009 and preliminary 2010 guidance; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, please dial 800-230-1059, or, for international callers, 612-234-9960, at approximately 10:55 AM (Eastern). No password is required.  You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 116801.  The replay will be available beginning Thursday, November 5, 2009, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Saturday,December 5, 2009 .

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. The Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

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Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES	$4,857	$8,862	$12,442	$25,118

COSTS AND EXPENSES
Purchases and related costs	4,417	8,369	11,036	23,929
Field operating costs	163	162	474	458
General and administrative expenses	52	39	153	130
Depreciation and amortization	59	49	173	150
Total costs and expenses	4,691	8,619	11,836	24,667
OPERATING INCOME	166	243	606	451

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	5	4	13	11
Interest expense	(59)	(52)	(165)	(143)
Other income/(expense), net	12	14	17	27
INCOME BEFORE TAX	124	209	471	346
Current income tax expense	(2)	(3)	(5)	(9)
Deferred income tax benefit	—	—	4	2
NET INCOME	122	206	470	339
Less: Net income attributable to the noncontrolling interest	—	—	(1)	—
NET INCOME ATTRIBUTABLE TO PLAINS	$122	$206	$469	$339

NET INCOME ATTRIBUTABLE TO PLAINS:

LIMITED PARTNERS	$88	$173	$370	$256

GENERAL PARTNER	$34	$33	$99	$83

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.65	$1.42	$2.84	$2.10

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.65	$1.41	$2.82	$2.08

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	130	123	128	120

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	131	124	129	121

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	43	44	40	44
Basin	335	375	389	372
Capline	205	216	205	218
Line 63/Line 2000	141	131	136	151
Salt Lake City Area Systems (2)	152	90	132	94
West Texas/New Mexico Area Systems (2)	355	370	375	367
Manito	62	68	62	70
Rainbow	176	191	184	108
Rangeland	51	54	54	58
Refined products	100	108	96	110
Other	1,219	1,234	1,207	1,238
Tariff activities total	2,839	2,881	2,880	2,830
Trucking	80	101	84	96
Transportation activities total	2,919	2,982	2,964	2,926

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	56	55	56	54
Natural gas storage (average monthly capacity in billions of cubic feet) (3)	27	14	21	13
LPG processing (average throughput in thousands of barrels per day)	17	17	16	16
Facilities activities total (average monthly capacity in millions of barrels) (4)	61	58	60	57

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering purchases	602	638	619	663
Refined products sales	32	27	34	24
LPG sales	61	67	88	85
Waterborne foreign crude oil imported	46	77	54	84
Marketing activities total	741	809	795	856

(1)                           Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2)                           The aggregate of multiple systems in the respective areas.

(3)                           In September 2009, we acquired the remaining 50% indirect interest in PAA Natural Gas Storage, LLC (“PNGS”) from Vulcan Gas Storage LLC, which resulted in our 100% ownership of the natural gas storage business and related operating entities.  Therefore, natural gas storage volumes for 2008 and January through August 2009 are netted to our 50% interest in PNGS.  September 2009 volumes represent our 100% interest in PNGS.

(4)                          Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets	$3,024	$2,596
Property and equipment, net	6,197	5,059
Linefill and base gas	479	425
Long-term inventory	129	139
Investment in unconsolidated entities	68	257
Goodwill	1,270	1,210
Other long-term assets, net	326	346
Total assets	$11,493	$10,032

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,859	$2,960
Long-term debt under credit facilities and other	7	40
Senior notes, net of unamortized net discount	4,135	3,219
Other long-term liabilities and net deferred credits	265	261
Total liabilities	7,266	6,480

Partners’ capital excluding noncontrolling interest	4,163	3,552
Noncontrolling interest	64	—
Total partners’ capital	4,227	3,552
Total liabilities and partners’ capital	$11,493	$10,032

CREDIT RATIOS

(In millions)

			September 30,
	September 30,		2009
	2009	Adjustment (1)	Adjusted
Short-term debt	$692	$437	$1,129
Long-term debt	4,142	(437)	3,705
Total debt	$4,834	$—	$4,834

Long-term debt	4,142	(437)	3,705
Partners’ Capital	4,227	—	4,227
Total book capitalization	$8,369	$(437)	$7,932

Total book capitalization including short-term debt	$9,061	$—	$9,061

Long-term debt to total book capitalization	49%		47%

Total debt to total book capitalization including short-term debt	53%		53%

(1)                           The adjustment represents the portion of the 4.25% senior notes due September 2012 that has been used to fund hedged inventory and would be classified as short-term debt if funded on our credit facilities.  These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$122	$206	$469	$339
Less: General partner’s incentive distribution paid (1)	(32)	(30)	(92)	(78)
Subtotal	90	176	377	261
Less: General partner 2% ownership (1)	(2)	(3)	(7)	(5)
Net income available to limited partners	88	173	370	256
Adjustment in accordance with application of the two-class method for MLPs (1)	(3)	2	(8)	(5)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$85	$175	$362	$251

Denominator:
Basic weighted average number of limited partner units outstanding	130	123	128	120
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	131	124	129	121

Basic net income per limited partner unit	$0.65	$1.42	$2.84	$2.10

Diluted net income per limited partner unit	$0.65	$1.41	$2.82	$2.08

(1)                           We allocate net income to our general partner based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  Guidance issued by the FASB requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  We reflect the impact of this difference as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income attributable to Plains to earnings before interest, taxes, depreciation and amortization (“EBITDA”) reconciliation
Net Income Attributable to Plains	$122	$206	$469	$339
Add: Interest expense	59	52	165	143
Add: Income tax expense	2	3	1	7
Earnings before interest and taxes (“EBIT”)	183	261	635	489
Add: Depreciation and amortization	59	49	173	150
EBITDA	$242	$310	$808	$639

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flow from operating activities reconciliation
EBITDA	$242	$310	$808	$639
Current income tax expense	(2)	(3)	(5)	(9)
Interest expense	(59)	(52)	(165)	(143)
Net change in assets and liabilities, net of acquisitions	(137)	(587)	(338)	(275)
Other items to reconcile to cash flows from operating activities:
Equity compensation charge	16	3	47	27

Net cash provided by operating activities	$60	$(329)	$347	$239

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Funds flow from operations (“FFO”)
Net Income Attributable to Plains	$122	$206	$469	$339
Equity earnings in unconsolidated entities, net of distributions	(3)	(3)	(6)	(4)
Depreciation and amortization	59	49	173	150
Deferred income tax benefit	—	—	(4)	(2)
FFO	178	252	632	483
Maintenance capital	(12)	(19)	(56)	(56)

FFO after maintenance capital	$166	$233	$576	$427

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS  (continued)

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income attributable to Plains and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$122	$206	$469	$339
Selected items impacting comparability	(8)	(87)	(63)	13
Adjusted net income	$114	$119	$406	$352

Net income available to limited partners in accordance with application of the two-class method for MLPs	$85	$175	$362	$251
Limited partners’ 98% of selected items impacting comparability	(8)	(85)	(62)	13
Adjusted limited partners’ net income	$77	$90	$300	$264

Adjusted basic net income per limited partner unit	$0.59	$0.72	$2.35	$2.21

Adjusted diluted net income per limited partner unit	$0.59	$0.71	$2.33	$2.19

Basic weighted average units outstanding	130	123	128	120
Diluted weighted average units outstanding	131	124	129	121

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EBITDA excluding selected items impacting comparability
EBITDA	$242	$310	$808	$639
Selected items impacting comparability	(8)	(87)	(63)	13
Adjusted EBITDA	$234	$223	$745	$652

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